RIMCO MONUMENT FUNDS


                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900

                                  June 25, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    RIMCO MONUMENT FUNDS (the "Trust")
                  RIMCO MONUMENT U.S. TREASURY MONEY MARKET FUND
                  RIMCO MONUMENT PRIME MONEY MARKET FUND
                  RIMCO MONUMENT BOND FUND
                  RIMCO MONUMENT STOCK FUND
                  RIMCO MONUMENT SMALL CAPITALIZATION EQUITY FUND
              1933 Act File No. 33-40428
              1940 Act File No. 811-6309

Dear Sir or Madam:

     Post-Effective Amendment No. 10 under the Securities Act of 1933 and Amendment No. 10 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Trust is hereby electronically transmitted. This filing has been electronically redlined to indicate the changes from the Trust's currently effective Registration Statement.

         This Trust is marketed through banks, savings associations or credit unions.

         As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective June 30, 1997, pursuant to paragraph
(b) of Rule 485 under the Securities Act of 1933.

         If you have any  questions  regarding  this  filing,  please call me at
(412) 288-6929.

                                Very truly yours,



                             /s/ Jennifer R. Connor
                               Jennifer R. Connor
                               Compliance Analyst

Enclosures